Exhibit 99.1

For more information:	Dennis Barber, investors, (713) 497-3042
Pat Hammond, media, (713) 497-7723

For immediate release:	December 1, 2006

Reliant Energy Begins Operating Under
Credit-Enhanced Retail Structure

Houston – Reliant Energy announced today that all closing conditions have been met, and its new credit-enhanced retail structure is now in effect.

Under terms of the arrangement, Merrill Lynch guarantees the supply purchases and related transactions of Reliant’s retail business. As a result, Reliant is no longer required to post collateral for its retail supply purchases. In addition, Merrill Lynch has provided a credit facility to finance the working capital needs of the retail business.

“This ground-breaking transaction provides substantial improvement in the company’s financial flexibility and represents a significant accomplishment for Reliant,” said Joel Staff, chairman and chief executive officer, Reliant Energy. “With the closing of this transaction, we expect $1.8 billion in collateral to be returned to Reliant by the end of the year, significantly exceeding our 2006 collateral reduction goal by about $800 million.”

In conjunction with the agreement, the company has also completed a series of refinancing activities which should result in a gross debt reduction of more than $500 million. Reliant has refinanced its $1.7 billion revolving credit facility,  $530 million of term loans, and $450 million retail receivables securitization facility with new credit facilities including a $700 million revolving credit facility, a $400 million term loan and a $300 million synthetic letter of credit facility. The interest rate on the new borrowings is LIBOR plus 2.375 percent.

Reliant Energy, Inc. (NYSE: RRI) based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the United States. In Texas, the company provides service to approximately 1.9 million retail electricity customers, including residential and small business customers and commercial, industrial, governmental and institutional customers. Reliant also serves commercial, industrial, governmental and institutional customers in the PJM (Pennsylvania, New Jersey and Maryland) market.

The company is one of the largest independent power producers in the nation with approximately 16,000 megawatts of power generation capacity in operation across the United States. These strategically located generating assets utilize natural gas, fuel oil and coal. For more information, visit http://www.reliant.com/corporate.

This news release contains “forward-looking statements.” Forward-looking statements are statements that contain projections, estimates or assumptions about our revenues, income and other financial items, our plans for the future, future economic performance, transactions and dispositions and financings related thereto. Forward-looking statements relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking.

We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including the ongoing negotiation of the retail credit structure, legislative and regulatory developments, the effects of competition, financial market conditions, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our filings with the Securities and Exchange Commission.

Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.